                                                               Exhibit 99.2


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 11-K


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 1999

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From __________ to __________


    Commission File Number _________________



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


       ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
        (For Employees Covered By A Collective Bargaining Agreement)


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1.   Plan is subject to ERISA, see Item 4 for required information.

Item 2.   Plan is subject to ERISA, see Item 4 for required information.

Item 3.   Plan is subject to ERISA, see Item 4 for required information.

Item 4.   Financial Statements and Exhibits
          ---------------------------------

    (a)   Financial Statements<F*>:

          Report of independent accountants

          Statement of Net Assets Available for Benefits with Fund Information at March 31, 1999 and March 31, 1998.

          Statement of Changes in Net Assets Available for Benefits with Fund Information for year ended March 31, 1999 and March 31, 1998.

          Notes to financial statements

          Anheuser-Busch Defined Contribution Master Trust - Statement of Net Assets Available for Benefits with Fund Information at March 31, 1999 and March 31, 1998 (Appendix A)

          Anheuser-Busch Defined Contribution Master Trust - Statement of Changes in Net Assets Available for Benefits with Fund Information for the Year Ended March 31, 1999 and March 31, 1998 (Appendix A)




   (b) Exhibits:

       None






[FN]
       <F*>  Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                ANHEUSER-BUSCH DEFERRED INCOME STOCK
                                PURCHASE AND SAVINGS PLAN (FOR EMPLOYEES
                                COVERED BY A COLLECTIVE BARGAINING
                                AGREEMENT)






                                 By:       JOBETH G. BROWN
                                     -----------------------------------
                                           JoBeth G. Brown
                                           Committee Member


Dated: September 24, 1999

[LOGO]

                                                 PricewaterhouseCoopers LLP
                                                 800 Market Street
                                                 St. Louis MO  63101
                                                 Telephone (314) 206 8500


                      REPORT OF INDEPENDENT ACCOUNTANTS


July 30, 1999


To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan (For
Employees Covered by a Collective
Bargaining Agreement)



In our opinion, the accompanying statements of net assets available for benefits with fund information and the related statements of changes in net assets available for benefits with fund information present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) at March 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 1999
PAGE 2
----------------------------------------------------------------------------------------------------------------------------------
                                                        SHORT-TERM       MEDIUM-TERM
                                 ANHEUSER-BUSCH           FIXED             FIXED            EQUITY             MANAGED
                                 COMPANIES, INC.          INCOME            INCOME           INDEX              BALANCED
                                   STOCK FUND              FUND              FUND             FUND                FUND
ASSETS
Contributions Receivable
    Participants                 $           --         $       --       $        --      $         --         $       --
    Employer                                 --                 --                --                --                 --
                                 --------------         ----------       -----------      ------------         ----------
                                             --                 --                --                --                 --
                                 --------------         ----------       -----------      ------------         ----------

Investments, at fair value:
    Interest Bearing Cash             5,251,215
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>        1,258,430,924
    Anheuser-Busch Companies,
     Inc. Short-Term
     Fixed Income Fund                                   6,669,315
    Anheuser-Busch Companies,
     Inc. Medium-Term
     Fixed Income Fund                                                    11,257,340
    Anheuser-Busch Companies,
     Inc. Equity Index Fund<F*>                                                            105,346,581
    Anheuser-Busch Companies,
     Inc. Managed Balanced
     Fund                                                                                                       6,081,335
    Anheuser-Busch Companies,
     Inc. Index Balanced
     Fund
    Participant loans
    Earthgrains Company, Inc.
     Stock Fund                              --                 --                --                --                 --
                                 --------------         ----------       -----------      ------------         ----------
            Total investments     1,263,682,139          6,669,315        11,257,340       105,346,581          6,081,335
                                 --------------         ----------       -----------      ------------         ----------
            Total assets          1,263,682,139          6,669,315        11,257,340       105,346,581          6,081,335
                                 --------------         ----------       -----------      ------------         ----------
LIABILITIES
            Total liabilities      (105,250,000)                --                --                --                 --
                                 --------------         ----------       -----------      ------------         ----------
    Net assets available for
     benefits                    $1,158,432,139         $6,669,315       $11,257,340      $105,346,581         $6,081,335
                                 ==============         ==========       ===========      ============         ==========


                                        INDEX                            EARTHGRAINS
                                       BALANCED        PARTICIPANT        COMPANY
                                         FUND             LOANS          STOCK FUND           TOTAL
ASSETS
Contributions Receivable
    Participants                      $       --       $        --       $        --       $          --
    Employer                                  --                --                --                  --
                                      ----------       -----------       -----------      --------------
                                              --                --                --                  --
                                      ----------       -----------       -----------      --------------
Investments, at fair value:                                                                    5,251,215
    Interest Bearing Cash
    Anheuser-Busch Companies, Inc
     Common Stock<F*>                                                                      1,258,430,924
    Anheuser-Busch Companies
     Inc. Short-Term
     Fixed Income Fund                                                                         6,669,315
    Anheuser-Busch Companies,
     Inc. Medium-Term
     Fixed Income Fund                                                                        11,257,340
    Anheuser-Busch Companies,
     Inc. Equity Index Fund<F*>                                                              105,346,581
    Anheuser-Busch Companies,
     Inc. Managed Balanced Fund                                                                6,081,335
    Anheuser-Busch Companies,
     Inc. Index Balanced Fund          7,759,706                                               7,759,706
    Participant loans                                   45,068,710                            45,068,710
    Earthgrains Company, Inc
     Stock Fund                               --                --        13,301,088          13,301,088
                                      ----------       -----------       -----------      --------------
            Total investments          7,759,706        45,068,710        13,301,088       1,459,166,214
                                      ----------       -----------       -----------      --------------
            Total assets               7,759,706        45,068,710        13,301,088       1,459,166,214
                                      ----------       -----------       -----------      --------------
LIABILITIES
            Total liabilities                 --                --                --        (105,250,000)
                                      ----------       -----------       -----------      --------------
    Net assets available for
     benefits                         $7,759,706       $45,068,710       $13,301,088      $1,353,916,214
                                      ==========       ===========       ===========      ==============

<F*> Represents more than 5% of net assets available for benefits.

The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 1998
PAGE 3
----------------------------------------------------------------------------------------------------------------------------------
                                                        SHORT-TERM       MEDIUM-TERM
                                  ANHEUSER-BUSCH          FIXED             FIXED            EQUITY            MANAGED
                                  COMPANIES, INC.         INCOME            INCOME           INDEX             BALANCED
                                    STOCK FUND             FUND              FUND             FUND               FUND
ASSETS
Contributions Receivable
    Participants                   $    523,590         $    6,359       $    15,865       $    79,212        $    7,149
    Employer                            280,493                 --                --                --                --
                                   ------------         ----------       -----------       -----------        ----------
                                        804,083              6,359            15,865            79,212             7,149
                                   ------------         ----------       -----------       -----------        ----------
Investments, at fair value:
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>          871,036,203
    Anheuser-Busch Companies,
     Inc. Short-Term
     Fixed Income Fund                                   8,074,980
    Anheuser-Busch Companies,
     Inc. Medium-Term
     Fixed Income Fund                                                    13,692,827
    Anheuser-Busch Companies,
     Inc. Equity Index Fund<F*>                                                             81,860,051
    Anheuser-Busch Companies,
     Inc. Managed Balanced Fund                                                                                5,900,367
    Anheuser-Busch Companies,
     Inc. Index Balanced Fund
    Participant loans
    Earthgrains Company, Inc.
     Stock Fund                              --                 --                --                --                --
                                   ------------         ----------       -----------       -----------        ----------
            Total investments       871,036,203          8,074,980        13,692,827        81,860,051         5,900,367
                                   ------------         ----------       -----------       -----------        ----------
            Total assets            871,840,286          8,081,339        13,708,692        81,939,263         5,907,516
                                   ------------         ----------       -----------       -----------        ----------
LIABILITIES
            Total liabilities      (123,600,000)                --                --                --                --
                                   ------------         ----------       -----------       -----------        ----------
    Net assets available
     for benefits                  $748,240,286         $8,081,339       $13,708,692       $81,939,263        $5,907,516
                                   ============         ==========       ===========       ===========        ==========


                                        INDEX                            EARTHGRAINS
                                       BALANCED        PARTICIPANT        COMPANY
                                         FUND             LOANS          STOCK FUND           TOTAL
ASSETS
Contributions Receivable
    Participants                      $    6,540       $        --       $        --     $      638,715
    Employer                                  --                --                --            280,493
                                      ----------       -----------       -----------     --------------
                                           6,540                --                --            919,208
                                      ----------       -----------       -----------     --------------
Investments, at fair value:
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>                                                                  871,036,203
    Anheuser-Busch Companies,
     Inc. Short-Term
     Fixed Income Fund                                                                        8,074,980
    Anheuser-Busch Companies,
     Inc. Medium-Term
     Fixed Income Fund                                                                       13,692,827
    Anheuser-Busch Companies,
     Inc. Equity Index Fund<F*>                                                              81,860,051
    Anheuser-Busch Companies,
     Inc. Managed Balanced Fund                                                               5,900,367
    Anheuser-Busch Companies,
     Inc. Index Balanced Fund          5,795,200                                              5,795,200
    Participant Loans                                   43,459,077                           43,459,077
    Earthgrains Company, Inc.
     Stock Fund                               --                --        17,051,707         17,051,707
                                      ----------       -----------       -----------     --------------
            Total Investments          5,795,200        43,459,077        17,051,707      1,046,870,412
                                      ----------       -----------       -----------     --------------
            Total Assets               5,801,740        43,459,077        17,051,707      1,047,789,620
                                      ----------       -----------       -----------     --------------
LIABILITIES
            Total Liabilities                 --                --                --       (123,600,000)
                                      ----------       -----------       -----------     --------------
    Net assets available
     for benefits                     $5,801,740       $43,459,077       $17,051,707     $  924,189,620
                                      ==========       ===========       ===========     ==============

<F*> Represents more than 5% of net assets available for benefits.

The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
YEAR ENDED MARCH 31, 1999
PAGE 4
----------------------------------------------------------------------------------------------------------------------------------
                                                           SHORT-TERM     MEDIUM-TERM
                                       ANHEUSER-BUSCH        FIXED           FIXED            EQUITY          MANAGED
                                       COMPANIES, INC.       INCOME          INCOME           INDEX           BALANCED
                                         STOCK FUND           FUND            FUND             FUND             FUND
Additions to net assets
 attributed to:
    Contributions:
        Participants                   $   23,795,068      $  315,893      $   611,141     $  4,738,649      $  362,230
        Employer                              258,018              --               --               --              --
                                       --------------      ----------      -----------     ------------      ----------
             Total contributions           24,053,086         315,893          611,141        4,738,649         362,230

    Investment income:
        Interest                              779,815
        Dividends                           4,247,249
        Net realized and unrealized
         appreciation in fair value
         of investments                   512,997,578         526,164          877,149       18,603,840         567,714
                                       --------------      ----------      -----------     ------------      ----------
             Total additions              542,077,728         842,057        1,488,290       23,342,489         929,944
                                       --------------      ----------      -----------     ------------      ----------

Deductions from net assets
 attributed to:
    Distributions                         107,454,682       4,541,928        3,334,004       12,877,615         558,670
    Interest expense                       10,197,000
    Administrative expenses                    17,559              --               --               --              --
                                       --------------      ----------      -----------     ------------      ----------
             Total deductions             117,669,241       4,541,928        3,334,004       12,877,615         558,670

Net transfers (out) in                    (14,216,634)      2,287,847         (605,638)      12,942,444        (197,455)
                                       --------------      ----------      -----------     ------------      ----------
Net increase (decrease)                   410,191,853      (1,412,024)      (2,451,352)      23,407,318         173,819

Net assets available for
 benefits:
    Beginning of year                     748,240,286       8,081,339       13,708,692       81,939,263       5,907,516
                                       --------------      ----------      -----------     ------------      ----------
    End of year                        $1,158,432,139      $6,669,315      $11,257,340     $105,346,581      $6,081,335
                                       ==============      ==========      ===========     ============      ==========


                                             INDEX       PARTICIPANT     EARTHGRAINS
                                            BALANCED        LOAN          COMPANY
                                              FUND          FUND         STOCK FUND          TOTAL
Additions to net assets attributed to:
    Contributions:
        Participants                         $375,715     $       --      $       --        $30,198,696
        Employer                                   --             --              --            258,018
                                           ----------    -----------     -----------     --------------
             Total contributions              375,715             --              --         30,456,714

    Investment income:
        Interest                                           3,767,513                          4,547,328
        Dividends                                                                             4,247,249
        Net realized and unrealized
         appreciation in fair
         value of investments                 996,283             --       1,100,572        535,669,300
                                           ----------    -----------     -----------     --------------
             Total additions                1,371,998      3,767,513       1,100,572        574,920,591
                                           ----------    -----------     -----------     --------------

Deductions from net assets
 attributed to:
    Distributions                             966,145      1,703,505       2,989,018        134,425,567
    Interest expense                                                                         10,197,000
    Administrative expenses                        --             --              --             17,559
                                           ----------    -----------     -----------     --------------
             Total deductions                 966,145      1,703,505       2,989,018        144,640,126

Net transfers (out) in                      1,552,113       (454,375)     (1,862,173)          (553,871)
                                           ----------    -----------     -----------     --------------
Net increase (decrease)                     1,957,966      1,609,633      (3,750,619)       429,726,594

Net assets available for
 benefits:
    Beginning of year                       5,801,740     43,459,077      17,051,707        924,189,620
                                           ----------    -----------     -----------     --------------
    End of year                            $7,759,706    $45,068,710     $13,301,088     $1,353,916,214
                                           ==========    ===========     ===========     ==============

The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
YEAR ENDED MARCH 31, 1998
PAGE 5
----------------------------------------------------------------------------------------------------------------------------------
                                                           SHORT-TERM     MEDIUM-TERM
                                        ANHEUSER-BUSCH       FIXED           FIXED           EQUITY           MANAGED
                                        COMPANIES, INC.      INCOME          INCOME          INDEX            BALANCED
                                          STOCK FUND          FUND            FUND            FUND              FUND
Additions to net assets
 attributed to:
    Contributions:
         Participants                    $ 27,214,844      $  391,559      $   742,431     $ 2,627,378       $  273,875
         Employer                           3,580,328              --               --              --               --
                                         ------------      ----------      -----------     -----------       ----------
             Total contributions           30,795,172         391,559          742,431       2,627,378          273,875

    Investment income:
         Interest                             460,009
         Dividends                          4,912,920
         Net realized and unrealized
          appreciation in fair value
          of investments                  105,394,518         279,569        1,072,262      12,713,421          754,219
                                         ------------      ----------      -----------     -----------       ----------
             Total additions              141,562,619         671,128        1,814,693      15,340,799        1,028,094
                                         ------------      ----------      -----------     -----------       ----------
Deductions from net assets
 attributed to:
    Distributions                          59,035,183       2,321,349          904,590       2,467,658          191,236
    Interest expense                       11,636,625
    Administrative expenses                     9,655              --               --              --               --
                                         ------------      ----------      -----------     -----------       ----------
             Total deductions              70,681,463       2,321,349          904,590       2,467,658          191,236
                                         ------------      ----------      -----------     -----------       ----------

Net transfers in (out)                    (59,252,911)      5,087,347        1,458,473      50,706,152        3,230,579
                                         ------------      ----------      -----------     -----------       ----------
Net increase                               11,628,245       3,437,126        2,368,576      63,579,293        4,067,437

Net assets available for benefits:
    Beginning of year                     736,612,041       4,644,213       11,340,116      18,359,970        1,840,079
                                         ------------      ----------      -----------     -----------       ----------
    End of year                          $748,240,286      $8,081,339      $13,708,692     $81,939,263       $5,907,516
                                         ============      ==========      ===========     ===========       ==========


                                             INDEX        PARTICIPANT       EARTHGRAINS
                                            BALANCED         LOAN            COMPANY
                                              FUND           FUND           STOCK FUND         TOTAL
Additions to net assets
 attributed to:
    Contributions:
         Participants                      $  249,472     $        --       $        --     $ 31,499,559
         Employer                                  --              --                --        3,580,328
                                           ----------     -----------       -----------     ------------
             Total contributions              249,472              --                --       35,079,887

    Investment income:
         Interest                                           3,243,763                          3,703,772
         Dividends                                                                             4,912,920
         Net realized and unrealized
          appreciation in fair value
          of investments                      583,157              --         8,493,737      129,290,883
                                           ----------     -----------       -----------     ------------
             Total additions                  832,629       3,243,763         8,493,737      172,987,462
                                           ----------     -----------       -----------     ------------
Deductions from net assets
 attributed to:
    Distributions                             174,408       1,504,636         1,469,821       68,068,881
    Interest expense                                                                          11,636,625
    Administrative expenses                        --              --                --            9,655
                                           ----------     -----------       -----------     ------------
             Total deductions                 174,408       1,504,636         1,469,821       79,715,161
                                           ----------     -----------       -----------     ------------

Net transfers in (out)                      4,059,028       1,670,924        (1,767,303)       5,192,289
                                           ----------     -----------       -----------     ------------
Net increase                                4,717,249       3,410,051         5,256,613       98,464,590

Net assets available for benefits:
    Beginning of year                       1,084,491      40,049,026        11,795,094      825,725,030
                                           ----------     -----------       -----------     ------------
    End of year                            $5,801,740     $43,459,077       $17,051,707     $924,189,620
                                           ==========     ===========       ===========     ============

The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 6
-------------------------------------------------------------------------------

1.  DESCRIPTION OF THE PLAN

    GENERAL
    The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) (the
    Plan) was established as a result of an amendment to the Anheuser-Busch Employee Stock Purchase and Savings Plan (the Original Plan). The Original Plan was established by Anheuser-Busch, Inc., effective April 1, 1976 and upon amendment, was divided into two separate plans effective March 1, 1986: the Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) and the Employee Stock Purchase and Savings Plan. The Plan is a continuation of the Original Plan except that certain additional features were added, including provisions for Before-Tax Contributions pursuant to
    Section 401(k) of the Internal Revenue Code. Additionally, eligibility was limited to employees who are members of collective units and whose collective bargaining agreement specifically provides for participation of such members.

    The Plan covers eligible employees of Anheuser-Busch Companies, Inc. (the Company) and certain subsidiaries of the Company which include: Anheuser-Busch, Inc.; August A. Busch & Co. of Massachusetts, Inc.; Anheuser-Busch Companies, Inc.; Busch Agricultural Resources, Inc.; Manufacturers Railway Company; Pacific International Rice Mills, Inc.; Metal Container Corporation; and A-B Contract Services, Inc. This summary is intended to provide only a general description of the Plan's provisions. Participants should refer to the Plan document for more complete information.

    PLAN ADMINISTRATION
    The Plan's named fiduciaries are the Company, as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Company has appointed an Administrative Committee to exercise the authority and responsibility for the general administration of the Plan. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

    The Plan was amended effective June 1, 1989, to add provisions to make the Plan a stock bonus plan and to permit the leveraged acquisition of Company stock by the Plan. As such, the Plan is subject to the requirements of an employee stock ownership plan
    (ESOP) under Section 4975(e)(7) of the Internal Revenue Code. The Trustee was specifically empowered to enter into loans, on behalf of the Plan, to acquire Company stock or to repay a prior ESOP loan.

    Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in Company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options, and the decrease in the vesting period from three years to two years.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 7
-------------------------------------------------------------------------------

    PLAN PARTICIPATION
    Each employee of a participating employer (other than employees not covered by a collective bargaining agreement) of the Company is eligible to participate in the Plan after one year of service, during which the employee worked 1,000 hours. Participation by eligible employees is voluntary.

    CONTRIBUTIONS
    A participant may make matched or unmatched contributions. Both matched and unmatched contributions may be before-tax and after-tax. A participant may contribute from 1% to 6% of their base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 2% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of their base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax contribution rates must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount, determined annually, based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 75% of the aggregate participant contributions. Effective April 1, 1998, the participating employer's matching contribution may not be less than 33-1/3% nor more than 100% of the aggregate participant contributions. The Company may, however, contribute an amount in excess of the matching contribution to enable the Plan to meet its debt service payments.

    The Company may also be required to make a Supplemental Contribution as determined by the Administrative Committee in accordance with the Plan document. Supplemental Contributions are made by transferring shares of Anheuser-Busch Common Stock from the ESOP and allocating the shares to participants who have account balances as of the end of the Plan year and are required to be made within 180 days of the Plan's year end. For the years ended March 31, 1999, 10,251 shares with a value of $761,137 were transferred from the ESOP to participant accounts on March 30, 1999 as well as 14,958 shares with a value of $1,114,438 on April 6, 1999 for the required Supplemental Contribution. For the year ended March 31, 1998 a Supplemental Contribution was not required.

    Employee contributions vest and become non-forfeitable immediately. Company contributions also vest and become nonforfeitable immediately for participants actively employed by the Company on or prior to March 31, 1989. For participants subsequently employed, Company contributions vest and become non-forfeitable after two years of service. Company contributions also vest and become non-forfeitable upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change in control" of the Company (as defined in the Plan).
    Forfeitures of nonvested balances reduce future employer contributions. There were $1,045 and $86 of forfeitures during the years ended March 31, 1999 and 1998, respectively.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 8
-------------------------------------------------------------------------------

    INVESTMENTS
    The Trustee maintains an Anheuser-Busch Companies, Inc. Stock Fund, an Earthgrains Company, Inc. Stock Fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, an Equity Index Fund, a Managed Balanced Fund, and an Index Balanced Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's Before-Tax Matched Contributions and at least one-half of each participant's After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contributions to be invested in increments of 1% into any fund established under the Plan. The participant may direct that the unmatched contributions be deposited into any fund of the Plan in increments of 1%. Earnings are reinvested in the fund to which they relate.

    The Master Trusts had been established for each of the investment funds other than the Company Stock Fund for the investment of the Plan's assets and the assets of the other stock purchase and savings plans sponsored by the Company. On September 1, 1995, the Master Trusts for each investment fund were combined, along with the Company Stock Fund into a single Master Trust.

    DISTRIBUTIONS
    The Plan permits in-service withdrawals and an optional annual class year distribution as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion of their account and the part of the Company contribution portion of their account which is vested. Termination and annual class year distributions for whole numbers of shares are payable in Company shares while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions other than annual class year distributions are payable at the election of the participant in Company shares or in cash.

    PARTICIPANT LOANS
    A participant may borrow from Before-Tax and/or After-Tax vested account balances. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate for the life of the loan is set quarterly at prime plus one percentage point based on the prime rate at the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

    PLAN EXPENSES
    Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses incurred in the administration of the Plan are paid by the participating employers.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 9
-------------------------------------------------------------------------------

    PLAN TERMINATION
    The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of ERISA. Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING
    THe Plan's financial statements are prepared on the accrual basis of accounting.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

    INVESTMENT VALUATION
    Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31 each year. Investments in interest bearing cash, insurance contracts, and interests in common/collective trusts are stated at fair value as determined by the trustee. Participant loans are valued at cost which approximates fair value.

    Investment securities are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term could materially affect the amounts reported in the Statement of Net Assets Available for Benefits with Fund Information.

    SECURITY TRANSACTIONS AND INVESTMENT INCOME
    Purchases and sales of investments, and related realized gains and losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation in fair value of investments is comprised of the change in market value from the beginning to the end of the Plan year for investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

    ALLOCATION OF ASSETS
    The Plan participates in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 10
-------------------------------------------------------------------------------

3.  INTERESTS IN ANHEUSER-BUSCH COMPANIES, INC. DEFINED
    CONTRIBUTION MASTER TRUST

    Effective September 1, 1995 the Company and the Trustee entered in to a new master trust agreement. On September 1, 1995, in accordance with the agreement, the Plan exchanged it's investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short-Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium-Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. Effective March 26, 1996 the Earthgrains Company Stock Fund was also added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The assets of the Master Trust are held by Mellon Bank, N.A. (Trustee).

    At March 31, 1999 and 1998, the Plan's interest in the net assets of the Master Trust was approximately 45% and 46%, respectively.

    The following table presents the fair value of investments for the Master Trust:

                                                           MARCH 31,
                                                  1999                 1998
    Investments at fair value:
         Anheuser-Busch common stock         $2,690,248,415       $1,768,443,386
         Short-term fixed income                 22,336,551           23,983,370
         Medium-term fixed income                45,376,432           48,360,569
         Equity index                           302,006,045          244,609,595
         Managed balanced                        23,560,824           21,318,878
         Index balanced                          26,361,477           21,599,221
         Participant loans                       87,168,848           83,211,937
         Earthgrains Company common stock        29,552,524           35,570,828
                                             --------------       --------------
                                             $3,226,611,116       $2,247,097,784
                                             ==============       ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 11
----------------------------------------------------------------------------------------------------------------------------------

    Investment income for the Master Trust is as follows:

                                                      YEAR ENDED MARCH 31,
                                                     1999               1998
    Net appreciation in fair value of
     investments:
         Anheuser-Busch common stock            $1,048,963,294      $178,962,138
         Short-term fixed income                     1,148,887            29,847
         Medium-term fixed income                      114,341         1,391,974
         Equity index                               45,686,098        50,332,246
         Managed balanced                            2,004,553         3,829,723
         Index balanced                              3,289,062         2,946,651
         Earthgrains Company common stock            1,575,592        17,367,264
                                                --------------      ------------
                                                 1,102,781,827       254,859,843
                                                --------------      ------------
         Interest                                   18,649,560        14,661,835
         Dividends                                  39,115,247        41,880,450
                                                --------------      ------------
                                                $1,160,546,634      $311,402,128
                                                ==============      ============




    Further financial information for the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust as of and for the years ended March 31, 1999 and 1998 are included as Appendix A.

4.  FEDERAL INCOME TAX STATUS

    The Internal Revenue Service has determined and informed the Company by letter dated January 30, 1995 that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under Section 501 of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan Administrator and the Plan's tax counsel believe that the plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.  NOTES PAYABLE

    In June 1989, the Plan issued $250 million in guaranteed 8.32% ESOP notes (Notes) to a group of insurance companies and other financial institutions. In September 1993, the interest rate was reduced to 8.25% per annum retroactive to January 1, 1993. Interest is payable semiannually. Principal is payable in annual instalments until maturity on March 31, 2004. The Notes are guaranteed by Anheuser-Busch Companies, Inc. and Anheuser-Busch, Inc. Proceeds of the Notes were used to purchase 5,665,723 shares of Company stock, the unallocated portion of which is pledged as collateral for the Notes. The shares are

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 12
-------------------------------------------------------------------------------

    maintained in the Anheuser-Busch Companies, Inc. Stock Fund and are released and allocated to Plan participants based on calculations specified in the Plan document as contributions are made to the Plan. During the years ended March 31, 1999 and 1998, 765,449 and 779,917 shares were released to participants, respectively. At March 31, 1999, the Company Stock Fund held 3,542,838 and 4,308,287 unallocated shares, respectively.

    Principal maturities for each of the years ending March 31, are as follows:

            2000                                $ 19,150,000
            2001                                  20,000,000
            2002                                  20,950,000
            2003                                  22,000,000
            2004                                  23,150,000
                                                ------------
                                                $105,250,000
                                                ============



6.  BENEFIT OBLIGATIONS

    Benefit obligations for persons who have withdrawn from participation in the Plan are as follows:

                                                      MARCH 31,
                                               1999               1998
    Investments at fair value:
        Anheuser-Busch common stock         $4,665,546         $3,328,560
        Short-term fixed income                248,742            220,661
        Medium-term fixed income               165,609            238,030
        Equity index                           622,399            236,068
        Managed balanced                        34,207              2,691
        Index balanced                          77,267              2,268
        Earthgrains Company common stock        74,752             95,089
                                            ----------         ----------
                                            $5,888,522         $4,123,367
                                            ==========         ==========

    In accordance with generally accepted accounting principles, these amounts are not reported as distributions payable in the accompanying financial statements. However, Department of Labor regulations require that these amounts be reported as liabilities on Form 5500. Accordingly, net assets available for benefits reported on Form 5500 are lower than that reflected in the financial statements by the above amounts.

7.  TRANSACTIONS WITH PARTIES-IN-INTEREST

    During the years ended March 31, 1999 and 1998, transactions with the Company included aggregate common stock purchases totaling $47,928,978 and $7,011,768, respectively and

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 13
-------------------------------------------------------------------------------
    aggregate common stock sales totaling $73,081,483 and $60,496,808, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

    During the years ended March 31, 1999 and 1998, the Plan purchased and sold investments in the Employee Benefit Temporary Investment Fund of Mellon Bank N.A., the Plan trustee. Transactions with the Fund included aggregate investment purchases totaling $114,233,149 and $64,636,514, respectively and aggregate investment sales totaling $105,703,029 and $62,946,526, respectively. These transactions are allowable party-in-interest transactions under
    Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

8.  UNIT ACCOUNTING

    As of October 17, 1995, the Company began allocating units to participant accounts. On March 31, 1999, the total number of units allocated to each of the funds in the Plan and the applicable net asset value (NAV) of each unit was as follows:

                                                    UNITS HELD         NAV PER UNIT
    Anheuser-Busch Companies, Inc. Stock Fund       37,651,462             26.17
    Short-Term Fixed Income Fund                       362,168             18.42
    Medium-Term Fixed Income Fund                      449,555             25.04
    Equity Index Fund                                  362,168            290.88
    Managed Balanced Fund                              293,997             20.69
    Index Balanced Fund                                147,464             52.62
    Participant Loans                               45,068,710              1.00
    Earthgrains Company Stock Fund                     900,954             14.76

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                   APPENDIX A
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                            PAGE 1 of 4
MARCH 31, 1999
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
-----------------------------------------------------------------------------------------------------------------------------------

                                 ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM           EQUITY          MANAGED
                                 COMPANIES, INC.      FIXED INCOME      FIXED INCOME          INDEX           BALANCED
                                   STOCK FUND             FUND              FUND               FUND             FUND
ASSETS
Investments, at fair value:
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>       $2,673,153,056       $        --       $        --      $         --       $        --
    Interest Bearing Cash            17,095,359
    U.S. government securities                          8,687,849        19,234,879
    Corporate debt instruments                         13,415,531        25,908,975
    INsurance contracts                                                                                      23,560,824
    Interest in common/
     collective trusts
    Loans to participants
    Earthgrains Company, Inc.
     common stock
    Other investments<F*>                    --           233,171           232,578       302,006,045                --
                                 --------------       -----------       -----------      ------------       -----------
    Total investments             2,690,248,415        22,336,551        45,376,432       302,006,045        23,560,824
                                 --------------       -----------       -----------      ------------       -----------
         Total assets             2,690,248,415        22,336,551        45,376,432       302,006,045        23,560,824
                                 --------------       -----------       -----------      ------------       -----------

LIABILITIES
Notes payable                      (210,500,000)               --                --                --                --
                                 --------------       -----------       -----------      ------------       -----------
         Total liabilities         (210,500,000)               --                --                --                --
                                 --------------       -----------       -----------      ------------       -----------
Net assets available for
 benefits                        $2,479,748,415       $22,336,551       $45,376,432      $302,006,045       $23,560,824
                                 ==============       ===========       ===========      ============       ===========

                                       INDEX                            EARTHGRAINS
                                     BALANCED         PARTICIPANT         COMPANY
                                       FUND              LOANS           STOCK FUND          TOTAL
ASSETS
Investments, at fair value:
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>          $        --       $        --       $        --       $2,673,153,056
    Interest bearing cash                                                        41           17,095,400
    U.S. government securities                                                                27,922,728
    Corporate debt instruments                                                                39,324,506
    Insurance contracts                                                                       23,560,824
    Interest in common/
     collective trusts               26,361,477                                               26,361,477
    Loans to participants                              87,168,848                             87,168,848
    Earthgrains Company, Inc.
     common stock                                                        29,477,579           29,477,579
    Other investments<F*>                    --                --            74,904          302,546,698
                                    -----------       -----------       -----------       --------------
    Total investments                26,361,477        87,168,848        29,552,524        3,226,611,116
                                    -----------       -----------       -----------       --------------
         Total assets                26,361,477        87,168,848        29,552,524        3,226,611,116
                                    -----------       -----------       -----------       --------------
LIABILITIES
Notes payable                                --                --                --         (210,500,000)
                                    -----------       -----------       -----------       --------------
         Total liabilities                   --                --                --         (210,500,000)
                                    -----------       -----------       -----------       --------------
Net assets available for benefits   $26,361,477       $87,168,848       $29,552,524       $3,016,111,116
                                    ===========       ===========       ===========       ==============

<F*> Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                   APPENDIX A
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                            PAGE 2 of 4
MARCH 31, 1999
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
--------------------------------------------------------------------------------------------------------------------------------

                                 ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM         EQUITY           MANAGED
                                 COMPANIES, INC.      FIXED INCOME      FIXED INCOME        INDEX            BALANCED
                                   STOCK FUND             FUND              FUND             FUND              FUND
ASSETS
Investments, at fair value:
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>       $1,764,699,829       $        --       $        --      $         --       $        --
    Interest bearing cash             3,720,727                             129,620
    U.S. government securities                          9,361,836        19,483,013
    Corporate debt instruments                         10,442,678        28,354,090
    Insurance contracts
    Interest in common/
     collective trusts                                                                                       21,318,878
    Loans to participants
    Earthgrains Company, Inc.
     common stock
    Other investments<F*>                22,830         4,178,856           393,846       244,609,595                --
                                 --------------       -----------       -----------      ------------       -----------
    Total investments             1,768,443,386        23,983,370        48,360,569       244,609,595        21,318,878
                                 --------------       -----------       -----------      ------------       -----------
         Total assets             1,768,443,386        23,983,370        48,360,569       244,609,595        21,318,878
                                 --------------       -----------       -----------      ------------       -----------
LIABILITIES
Notes payable                      (247,200,000)               --                --                --                --
                                 --------------       -----------       -----------      ------------       -----------
         Total liabilities         (247,200,000)               --                --                --                --
                                 --------------       -----------       -----------      ------------       -----------

Net assets available for
 benefits                        $1,521,243,386       $23,983,370       $48,360,569      $244,609,595       $21,318,878
                                 ==============       ===========       ===========      ============       ===========


                                        INDEX                           EARTHGRAINS
                                       BALANCED       PARTICIPANT         COMPANY
                                        FUND             LOANS           STOCK FUND          TOTAL
ASSETS
Investments, at fair value:
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>          $        --       $        --       $        --      $1,764,699,829
    Interest bearing cash                                                        15           3,850,362
    U.S. government securities                                                               28,844,849
    Corporate debt instruments                                                               38,796,768
    Insurance contracts
    Interest in common/
     collective trusts               10,798,861                                              32,117,739
    Loans to participants                              83,211,937                            83,211,937
    Earthgrains Company, Inc.
     common stock                                                        35,407,087          35,407,087
    Other Investments<F*>            10,800,360                --           163,726         260,169,213
                                    -----------       -----------       -----------      --------------
    Total investments                21,599,221        83,211,937        35,570,828       2,247,097,784
                                    -----------       -----------       -----------      --------------
         Total assets                21,599,221        83,211,937        35,570,828       2,247,097,784
                                    -----------       -----------       -----------      --------------
LIABILITIES
Notes payable                                --                --                --        (247,200,000)
                                    -----------       -----------       -----------      --------------
         Total liabilities                   --                --                --        (247,200,000)
                                    -----------       -----------       -----------      --------------
Net assets available for
 benefits                           $21,599,221       $83,211,937       $35,570,828      $1,999,897,784
                                    ===========       ===========       ===========      ==============

<F*> Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                   APPENDIX A
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                 PAGE 3 of 4
FOR THE YEAR ENDED MARCH 31, 1999
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
----------------------------------------------------------------------------------------------------------------------------------

                                       ANHEUSER-BUSCH      SHORT-TERM      MEDIUM-TERM       EQUITY          MANAGED
                                       COMPANIES, INC.    FIXED INCOME     FIXED INCOME      INDEX           BALANCED
                                          STOCK FUND          FUND             FUND           FUND             FUND
Additions to net assets
 attributed to:
    Contributions:
         Participants                     $56,239,131        $934,830       $2,369,554     $16,634,437       $1,670,801
         Employer                           4,569,194              --               --              --               --
                                       --------------     -----------      -----------    ------------      -----------
              Total contributions          60,808,325         934,830        2,369,554      16,634,437        1,670,801

Investment income:
    Interest                                1,622,339       1,436,593        2,896,665       5,305,433              120
    Dividends                              38,905,478
    Net realized and unrealized
     appreciation in fair value
     of investments                     1,048,963,294       1,148,887          114,341      45,686,098        2,004,553
                                       --------------     -----------      -----------    ------------      -----------
              Total additions           1,150,299,436       3,520,310        5,380,560      67,625,968        3,675,474
                                       --------------     -----------      -----------    ------------      -----------
Deductions from net assets
 attributed to:
    Distributions to participants         158,224,057       7,902,458        5,951,000      23,801,297        1,289,091
    Interest expense                       20,292,030
    Administrative expenses                    30,996              --               --              --               --
                                       --------------     -----------      -----------    ------------      -----------
              Total deductions            178,547,083       7,902,458        5,951,000      23,801,297        1,289,091
                                       --------------     -----------      -----------    ------------      -----------
Net transfers (out) in                    (13,247,324)      2,735,329       (2,413,697)     13,571,779         (144,437)
                                       --------------     -----------      -----------    ------------      -----------
Net increase (decrease)                   958,505,029      (1,646,819)      (2,984,137)     57,396,450        2,241,946

Net assets available for
 benefits:
    Beginning of year                   1,521,243,386      23,983,370       48,360,569     244,609,595       21,318,878
                                       --------------     -----------      -----------    ------------      -----------
    End of year                        $2,479,748,415     $22,336,551      $45,376,432    $302,006,045      $23,560,824
                                       ==============     ===========      ===========    ============      ===========


                                            INDEX                           EARTHGRAINS
                                           BALANCED       PARTICIPANT         COMPANY
                                             FUND            LOANS           STOCK FUND         TOTAL
Additions to net assets attributed to:
    Contributions:
         Participants                      $1,453,067     $        --      $        --        $79,301,820
         Employer                                  --              --               --          4,569,194
                                          -----------     -----------      -----------     --------------
              Total contributions           1,453,067              --               --         83,871,014

Investment income:
    Interest                                                7,388,292              118         18,649,560
    Dividends                                                                  209,769         39,115,247
    Net realized and unrealized
     appreciation in fair value
     of investments                         3,289,062              --        1,575,592      1,102,781,827
                                          -----------     -----------      -----------     --------------
         Total additions                    4,742,129       7,388,292        1,785,479      1,244,417,648
                                          -----------     -----------      -----------     --------------
Deductions from net assets attributed to:
    Distributions to participants           2,660,475       3,023,381        4,505,220        207,356,979
    Interest expense                                                                           20,292,030
    Administrative expenses                        --              --               --             30,996
                                          -----------     -----------      -----------     --------------
         Total deductions                   2,660,475       3,023,381        4,505,220        227,680,005
                                          -----------     -----------      -----------     --------------
Net transfers (out) in                      2,680,602        (408,000)      (3,298,563)          (524,311)
                                          -----------     -----------      -----------     --------------
Net increase (decrease)                     4,762,256       3,956,911       (6,018,304)     1,016,213,332

Net assets available for benefits:
    Beginning of year                      21,599,221      83,211,937       35,570,828      1,999,897,784
                                          -----------     -----------      -----------     --------------
    End of year                           $26,361,477     $87,168,848      $29,552,524     $3,016,111,116
                                          ===========     ===========      ===========     ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                   APPENDIX A
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                 PAGE 4 of 4
FOR THE YEAR ENDED MARCH 31, 1999
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
----------------------------------------------------------------------------------------------------------------------------------

                                       ANHEUSER-BUSCH      SHORT-TERM      MEDIUM-TERM       EQUITY          MANAGED
                                       COMPANIES, INC.    FIXED INCOME     FIXED INCOME      INDEX           BALANCED
                                          STOCK FUND          FUND             FUND           FUND             FUND
Additions to net assets attributed to:
    Contributions:
         Participants                     $59,963,043      $1,211,998       $2,770,456     $11,176,034       $1,497,754
         Employer                          15,491,761              --               --              --               --
                                       --------------     -----------      -----------    ------------      -----------
              Total contributions          75,454,804       1,211,998        2,770,456      11,176,034        1,497,754

Investment income:
    Interest                                  885,882       1,004,353        2,840,890       2,800,378
    Dividends                              41,728,864
    Net realized and unrealized
     appreciation in fair value
     of investments                       178,962,138          29,847        1,391,974      50,332,246        3,829,723
                                       --------------     -----------      -----------    ------------      -----------
              Total additions             297,031,688       2,246,198        7,003,320      64,308,658        5,327,477
                                       --------------     -----------      -----------    ------------      -----------
Deductions from net assets
 attributed to:
    Distributions to participants         107,016,259       4,258,766        2,520,682       8,076,962        1,164,839
    Interest expense                       23,273,250
    Administrative expenses                    15,815              --          (11,148)             --               --
                                       --------------     -----------      -----------    ------------      -----------
         Total deductions                 130,305,324       4,258,766        2,509,534       8,076,962        1,164,839
                                       --------------     -----------      -----------    ------------      -----------
Net transfers (out) in                   (127,872,328)     10,427,353         (884,170)    101,497,681        6,349,379
                                       --------------     -----------      -----------    ------------      -----------
Net increase                               38,854,036       8,414,785        3,609,616     157,729,377       10,512,017

Net assets available for benefits:
    Beginning of year                   1,482,389,350      15,568,585       44,750,953      86,880,218       10,806,861
                                       --------------     -----------      -----------    ------------      -----------
    End of year                        $1,521,243,386     $23,983,370      $48,360,569    $244,609,595      $21,318,878
                                       ==============     ===========      ===========    ============      ===========



                                            INDEX                          EARTHGRAINS
                                           BALANCED       PARTICIPANT        COMPANY
                                             FUND            LOANS          STOCK FUND         TOTAL
Additions to net assets attributed to:
    Contributions:
         Participants                       1,149,033     $        --      $        --        $77,768,318
         Employer                                  --              --               --         15,491,761
                                          -----------     -----------      -----------     --------------
              Total contributions           1,149,033              --               --         93,260,079

Investment income:
    Interest                                  125,864       7,003,752              716         14,661,835
    Dividends                                                                  151,586         41,880,450
    Net realized and unrealized
     appreciation in fair value
     of investments                         2,946,651              --       17,367,264        254,859,843
                                          -----------     -----------      -----------     --------------
              Total additions               4,221,548       7,003,752       17,519,566        404,662,207
                                          -----------     -----------      -----------     --------------
Deductions from net assets
 attributed to:
    Distributions to participants             807,207       3,382,436        2,784,896        130,012,047
    Interest expense                                                                           23,273,250
    Administrative expenses                        --              --              (15)             4,652
                                          -----------     -----------      -----------     --------------
         Total deductions                     807,207       3,382,436        2,784,881        153,289,949
                                          -----------     -----------      -----------     --------------
Net transfers (out) in                     10,428,344       3,410,799       (3,234,526)           122,532
                                          -----------     -----------      -----------     --------------
Net increase                               13,842,685       7,032,115       11,500,159        251,494,790

Net assets available for benefits:
    Beginning of year                       7,756,536      76,179,822       24,070,669      1,748,402,994
                                          -----------     -----------      -----------     --------------
    End of year                           $21,599,221     $83,211,937      $35,570,828     $1,999,897,784
                                          ===========     ===========      ===========     ==============